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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF WINSTEAD SECHREST & MINICK P.C.]

July __, 2003


Rent-A-Center, Inc.
5700 Tennyson Parkway
Third Floor
Plano, Texas  75024

         Re:      Rent-A-Center, Inc.
                  Registration Statement on Form S-4 (File No. 333-______)


Ladies and Gentlemen:

         We have acted as counsel to Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), and each of the Company's wholly-owned subsidiaries set forth in Schedule A attached hereto (the "SUBSIDIARY GUARANTORS"), in connection with the public offering by the Company of $300,000,000 aggregate principal amount at maturity of the Company's 7 1/2% Senior Subordinated Notes due 2010, Series B (the "EXCHANGE NOTES"), which are to be fully and unconditionally guaranteed on a senior unsecured basis pursuant to the guarantees (the "GUARANTEES") by each of the Subsidiary Guarantors. The Exchange Notes are to be issued under the Indenture, dated as of May 6, 2003, by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "INDENTURE"), in exchange (the "EXCHANGE OFFER") for a like principal amount at maturity of the Company's issued and outstanding 7 1/2% Senior Subordinated Notes due 2010, Series A (the "OLD NOTES"), which were issued pursuant to the Indenture, as contemplated by that certain Registration Rights Agreement, dated as of May 6, 2003 (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company, the Subsidiary Guarantors, Lehman Brothers Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., UBS Warburg LLC and Wachovia Securities, Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "ACT").

         In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-4 (File No. 333-_____) originally filed with the Securities and Exchange Commission (the "COMMISSION") on July __, 2003 under the Act (such Registration Statement, as amended or supplemented, being hereinafter referred to as the "REGISTRATION STATEMENT"); (ii) executed copies of the Registration Rights Agreement; (iii) executed copies of the Indenture;
(iv) specimens of the certificates representing the Exchange Notes and the Guarantees included in the Indenture; (v) the Certificate of Incorporation of the Company, as amended and as in effect on the date hereof;


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(vi) the Second Restated Certificate of Incorporation of Rent-A-Center East,
Inc., as amended and as in effect on the date hereof; (vii) the Articles of Incorporation of ColorTyme, Inc., as in effect on the date hereof; (vii) the Restated Certificate of Incorporation of Rent-A-Center West, Inc., as in effect on the date hereof; (viii) the Certificate of Formation of Get It Now, L.L.C., as in effect on the date hereof; (ix) the Certificate of Limited Partnership of Rent-A-Center Texas, L.P., as amended and as in effect on the date hereof; (x) the Articles of Organization of Rent-A-Center Texas, L.L.C., as in effect on the date hereof; (xi) the Bylaws of the Company and each of the Subsidiary Guarantors, as in effect on the date hereof; (xii) certain resolutions adopted by the Board of Directors of the Company (the "BOARD"), the Finance Committee of the Board and each of the Subsidiary Guarantors relating to the Exchange Offer, the issuance of the Old Notes and the Exchange Notes, the Indenture, the Guarantees, and related matters; and (xiii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company or the Subsidiary Guarantors, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture is qualified under the Trust Indenture Act of 1939, as amended; (ii) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer; and (iii) the Guarantees by each of the Subsidiary Guarantors have been duly executed by the respective Subsidiary Guarantors and have been delivered upon consummation of the Exchange Offer in accordance with the terms of the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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         Our opinions herein are limited in all respects to the substantive law of the State of New York, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to, the applicability of or the effect thereon of the laws of any other jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,



                                          Winstead Sechrest & Minick P.C.




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                                   Schedule A

                    Subsidiary Guarantors under the Indenture

     ColorTyme, Inc., a Texas corporation
     Get It Now, LLC, a Delaware limited liability company
     Rent-A-Center East, Inc., a Delaware corporation
     Rent-A-Center Texas, L.L.C., a Nevada limited liability company Rent-A-Center Texas, L.P., a Texas limited partnership
     Rent-A-Center West, Inc., a Delaware corporation